                                                                      EXHIBIT 11

STATEMENT REGARDING COMPUTATION
OF PER SHARE EARNINGS

                                                        QUARTER ENDING                             YEAR ENDING
                                                          JANUARY 31                                JANUARY 31
                                                 --------------------------------          -------------------------------
                                                      1994            1993                     1994            1993
                                                 --------------------------------          -------------------------------
PRIMARY
Weighted average shares outstanding
 at end of period                                  12,080,319          11,898,031             11,955,957        11,812,298
Assuming exercise of options reduced
 by the number of shares which could
 have been purchased with the proceeds
 from exercise                                       (285,197)            241,548               (161,998)          258,785
                                                 --------------------------------          -------------------------------
Shares outstanding for computation of
 per share earnings                                11,795,122          12,139,579             11,793,959        12,071,083
                                                 ================================          ===============================
Net income                                       ($29,548,000)        $ 3,534,000           ($34,669,000)      $14,595,000
                                                 ================================          ===============================
Primary earnings per share                             ($2.51)              $0.29                 ($2.94)            $1.21
                                                 ================================          ===============================

FULLY DILUTED
Weighted average shares outstanding
 at end of period                                  12,080,319          11,898,031             11,955,957        11,812,298
Assuming exercise of options reduced by
 the number of shares which could
 have been purchased with the proceeds
 from exercise                                        (90,333)            257,418                (89,259)          258,785
                                                 --------------------------------          -------------------------------
Shares outstanding for computation of
 per share earnings                                11,989,986          12,155,449             11,866,698        12,071,083
                                                 ================================          ===============================
Net income                                       ($29,548,000)        $ 3,534,000           ($34,669,000)      $14,595,000
                                                 ================================          ===============================
Fully diluted earnings per share                       ($2.46)             $0.29                  ($2.92)            $1.21
                                                 ================================          ===============================
REPORTED EARNINGS PER SHARE                            ($2.47)             $0.30                  ($2.90)            $1.24
                                                 ================================          ===============================

The company does not meet the 3% dilution test contained in Accounting Principles Board Opinion #15, therefore disclosure of diluted earnings per share on the face of the condensed consolidated statements of operations is not required.